Exhibit 32.1

CERTIFICATION OF PRINCIPAL ACCOUNTING AND
FINANCIAL OFFICER PURSUANT TO RULE 13A-14(A) OR RULE 15D-14(A)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the Quarterly Report of Janus Resources, Inc. (the “Company”) on the Form 10-Q for the period ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Antonino Cacace, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(i)        the Report filed by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)       The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

JANUS RESOURCES, INC.

Date: November 9, 2011	By:	/s/ Antonino Cacace
Antonino Cacace
President, Chief Executive Officer, Chief Financial Officer
and Director

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.